Exhibit No.
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10.1                Master Note dated July 1, 1996 from BarOn Technologies, Ltd.
                                           to the Company.


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                                   MASTER NOTE

$2,000,000                                                          July 1, 1996

     FOR VALUE RECEIVED, BarOn Technologies, Ltd., an Israeli corporation ("Borrower") promises to pay to the order of EA Industries, Inc. ("Lender") the lesser of (x) the principal sum of Two Million Dollars ($2,000,000) or (y) the unpaid principal amount of all Loans made by Lender to Borrower under the Master Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement") together with interest thereon at the sum of (i) the base commercial lending rate (the "Base Rate") of I.B.J. Schroder Bank & Trust Company as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, and (ii) one and half percent (1 1/2%), payable, as hereinafter provided. All initially capitalized terms used herein shall have the same meanings as ascribed to them in the Loan Agreement unless the context clearly requires to the contrary.

     All payments of principal, interest, and fees hereunder shall be made by Borrower without defense, set off, or counterclaim and in same day funds and delivered to Lender not later than 2:00 P.M. (Philadelphia time) on the date due at Lender's office located at 185 Monmouth Parkway, West Long Branch, NJ 07764 or such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement. Funds received by Lender after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

     Interest on all Loans shall be payable on the first day of each calendar quarter beginning on September 1, 1996 in arrears on the unpaid balance thereof at the rate provided herein, and with a final payment of all accrued but unpaid interest and outstanding principal at Maturity (as defined below). Interest on Loans shall be calculated on the basis of a 360 day year, but charged for the number of days actually elapsed during any year or part thereof.

     Maturity shall be defined as the first to occur of (i) the end of any calendar quarter during the term of this Agreement during which the cash flows from operating activities of the Borrower and its subsidiaries exceeds the sum of (x) net cash used by operations and (y) the outstanding principal and accrued interest on the Line at the end of such quarter, (ii) June 1, 2000, (iii) sale of equity, issuance of debentures or additional borrowings from third parties in one or a series of transactions, with aggregate proceeds to the Borrower exceeding all unpaid principal and interest by at least $500,000, unless repayment of such sums to the Lender is prohibited at the request of such investor(s) or lender(s), or (iv) the closing of an initial public offering of equity of (or equivalent right to or in) the Borrower.


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     Loans may be prepaid in whole or in part at any time without premium or penalty, with any such prepayments being applied first to accrued and unpaid interest then to principal in the inverse order of maturity.

     Whenever any payment on this Master Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Master Note.

     Any principal payments on Loans not paid when due and, to the extent permitted by applicable law, any interest payment on Loans not paid when due, and any other amount due to Lender under the Loan Agreement not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is the lesser of (i) 10% per annum in excess of the Base Rate, or (ii) the highest rate allowed by law.

     It shall be an event of default hereunder if an Event of Default shall have occurred under the Loan Agreement (a "Default").

     In addition to other remedies of Lender as set forth in this Master Note or the Loan Agreement upon the occurrence of a Default, Lender may, without demand, by written notice to Borrower, cause this Master Note to become immediately due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

     Borrower hereby waives presentment, demand for payment, notice of dishonor, protest or notice of protest and any and all notices or demands and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder in connection with the delivery, acceptance, performance, or default of this Master Note.

     The liabilities and obligations of Borrower hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Lender, including, but not limited to, any extension of time, renewal, waiver or other modification. Any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

     No shareholder, officer, director or employee of the Borrower shall have any personal liability or obligation to make principal or interest payments to Lender for loans made to BarOn pursuant to this Note and the Loan Agreement.


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     This Master Note shall be governed as to its validity, interpretation and effect by the internal laws of the State of New Jersey. Any and all actions at law or in equity relating to this Master Note and the Indebtedness shall be brought, and jurisdiction shall be had exclusively, in the courts of the State of New Jersey, or at the election of the holder hereof, the United States District Court for the Eastern District of New Jersey. Borrower consents in advance to service of process by mail to the address set forth in the Loan Agreement.

     BORROWER AND LENDER EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT BY ANY PARTY WITH RESPECT TO THE INDEBTEDNESS.

     This Master Note may not be changed or amended orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     If any provision of this Master Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Master Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     Borrower promises to pay all Lender's costs and expenses, including reasonable attorneys' fees, as provided in the Loan Agreement, incurred in the collection and enforcement of this Master Note. Borrower and endorsers of this Master Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Master Note as an instrument under seal, and Lender has received this Master Note in Philadelphia, Pennsylvania, the day and year first above written.

                                        BarOn Technologies, Ltd.

Attest:_________________________        By:____________________________

[Corporate Seal]